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                                                                    EXHIBIT 23.1
[ALTSCHULER, MELVOIN AND GLASSER LLP LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Signature Eyewear, Inc. on Form S-8 (File No. 33-48109) of our report dated January 29, 2001, on our audits of the consolidated financial statements and financial statement schedule of Signature Eyewear, Inc. as of October 31, 2000 and 1999, and for each of the three years in the period ended October 31, 2000, which report is incorporated by reference in this Annual Report on Form 10K.



/s/ ALTSCHULER, MELVOIN AND GLASSER LLP

Altschuler, Melvoin and Glasser LLP



Los Angeles, California
May 1, 2001